Exhibit 99.11

1Q 2015 Production Reconciliation

4Q 2014 Avg Production	2590 BOPED
Less Property Sale	- 120 BOEPD	SM Non-op WI sale
ESP Changeouts/Workovers	- 190 BOEPD	George, Skjermo, Ella, Eli, James
Normal Decline	-200 BOEPD
Surface/Downhole Maint.	-100 BOEPD	9 DH pump changes
Weather/Frac SI	-80 BOEPD
1Q 2015 Avg Production	1900 BOEPD